UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2010

EXIDE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11263 (Commission File Number)	23-055273 (IRS Employer Identification No.)

13000 Deerfield Parkway, Building 200
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, the Board of Directors approved a U.K. Form of Non-Employee Director Restricted Stock Unit Award Agreement, as well as Forms of Non-Employee Director Restricted Stock Unit Awards for New Directors.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On September 15, 2010, Exide Technologies (the “Company”) held its 2010 annual meeting of stockholders.  The matters voted on by the Company’s stockholders and the voting results are as follows:

1.  Election of Directors.  All nine nominees for director were elected.

Name	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Herbert F. Aspbury	52,186,248	622,323	N/A	9,451,993
James R. Bolch	52,174,701	633,870	N/A	9,451,993
Michael R. D’Appolonia	50,451,856	2,356,715	N/A	9,451,993
David S. Ferguson	50,735,536	2,073,035	N/A	9,451,993
John O’Higgins	52,180,706	627,865	N/A	9,451,993
Dominic J. Pileggi	51,256,313	1,552,258	N/A	9,451,993
John P. Reilly	50,649,737	2,158,834	N/A	9,451,993
Michael P. Ressner	51,463,308	1,345,263	N/A	9,451,993
Carroll R. Wetzel	52,052,680	755,891	N/A	9,451,993

2.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011.  The appointment of PricewaterhouseCoopers LLP was ratified.

Shares For	Shares Against	Shares Abstaining
58,593,391	742,155	2,925,018

Item 9.01 Financial Statements and Exhibits.

10.1 U.K. Form of Non-Employee Director Restricted Stock Unit Award
10.2 U.K. Form of Non-Employee Director Restricted Stock Unit Award for New Directors
10.3 U.S. Form of Non-Employee Director Restricted Stock Unit Award for New Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 20, 2010	By: /s/ Phillip A. Damaska
Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial
Officer